UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

February 8, 2008

(Date of earliest event reported)

TELKONET, INC.

 (Exact Name of Registrant as Specified in Its Charter)

Utah

 (State or Other Jurisdiction of Incorporation)

000-31972	87-0627421
(Commission File No.)	(I.R.S. Employer Identification No.)

20374 Seneca Meadows Parkway, Germantown, Maryland 20876
(Address of Principal Executive Offices)

(240)-912-1800
(Registrant's Telephone Number)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01 Entry into a Material Definitive Agreement.

On February 13, 2008, Telkonet, Inc. entered into a Factoring and Security Agreement (the “Agreement”) with Thermo Credit, LLC (“Thermo”), pursuant to which Thermo has agreed to lend to Telkonet, on a revolving basis, up to $2,500,000.  The Agreement has a two year term and is secured by substantially all of the Company’s accounts receivable.  The proceeds will be used for general working capital needs.

Item 3.02 Unregistered Sales of Equity Securities

On February 8, 2008, Telkonet, Inc. completed a private placement of 2.5 million shares of its common stock for aggregate gross proceeds of $1.5 million.  The proceeds of this private placement were primarily used to repay the Senior Promissory Note issued by Telkonet to GRQ Consultants, Inc. that became due on January 28, 2008.

The common stock issued in the offering was sold pursuant to the exemption provided by Section 4(2) of the Securities Act of 1933 and/or Rule 506 of Regulation D promulgated thereunder on the basis that the purchasers are "accredited investors" as such term is defined in Rule 501 of Regulation D.

Item 9.01 Financial Statements and Exhibits.

(d)   Exhibits

99.1           Press Release dated February 14, 2008 (incorporated by reference from our Current Report on Form 8-K filed on February 15, 2008)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELKONET, INC.

Date: February 15, 2008	By:	/s/ Richard J. Leimbach
Richard J. Leimbach
Chief Financial Officer